AS FILED WITH THE SECURITIES AND
                    EXCHANGE COMMISSION ON DECEMBER 23, 1999
                                REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

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                                   AGWAY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         DELAWARE                                      15-0277720
  (STATE OF INCORPORATION)              (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                   333 BUTTERNUT DRIVE, DEWITT, NEW YORK 13214
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                            (FULL TITLE OF THE PLAN)

                              DAVID M. HAYES, ESQ.
                                   AGWAY INC.
                                  P.O. BOX 4933
                          Syracuse, New York 13221-4933
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                  315-449-6436
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                               ------------------








                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM   PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                         AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING     AMOUNT OF
SECURITIES TO BE REGISTERED                     REGISTERED       PER UNIT (1)           PRICE       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Participations in Agway Inc.
  Employees' Thrift Investment Plan           $  25,000,000        $  1.00         $  25,000,000       $   6,950.00

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--------------------------------------------------------------------------------


(1) Amounts contributed by employees are invested in a pool of the registrant's securities; accordingly, each participation has been assigned a value of $1.00, and each dollar invested is deemed to purchase one participation interest.

The purpose of this Registration Statement is to register additional participations in the Agway Inc. Employees' Thrift Investment Plan.

                                     PART 1

The documents constituting Part I of this Registration Statement are provided to participants in the Agway Inc. Employees' Thrift Investment Plan as provided by Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Agway and the Plan with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

        a) The Annual Report on Form 10-K of Agway Inc. and consolidated subsidiaries for the year ended June 30, 1999.
        b) The Plan's Annual Report on Form 11-K filed as an Exhibit to the Annual Report of Agway Inc. on Form 10-K for the fiscal year ended June 30, 1999.
        c) All other reports filed by Agway or the Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to June 30, 1999.

All documents filed by Agway or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters in connection with the securities offered by the Plan have been passed upon for Agway by David M. Hayes, Esq., Senior Vice President, General Counsel and Secretary of the Company; Mr. Hayes is also a Director of Agway Financial Corporation.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

Article 12 of Agway's By-Laws outlines the right to indemnification, prepayment of expenses incurred and claims for indemnification by directors and officers. The full text of Article 12 of Agway's By-Laws is filed by reference to Item 15 of Registration Statement on Form S-3, File No. 333-34781 dated September 2, 1997.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors against liabilities as provided for in Agway's By-Laws. Under the terms of a Directors and Officers Liability and Corporation Reimbursement Policy purchased by Agway, each of the directors and officers of Agway is insured against loss arising from any claim or claims which may be made during the policy period by reason of any wrongful act (as defined in the policy) in their capacities as directors or officers. In addition, Agway is insured against loss arising from any claim or claims which may be made during the policy period against any director or officer of Agway by reason of any wrongful act (as defined in the policy) in their capacities as directors or officers, but only when the directors or officers shall have been entitled to indemnification by Agway.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
    4             Agway Inc. Employees' Thrift Investment Plan, as amended.

    5             Opinion of Counsel, David M. Hayes, Esq.

    5.2           Internal Revenue Service Determination Letter

   23.1           Consent of Counsel, David M. Hayes, Esq. (Included in Exhibit
                  5)

   23.2           Consent of Independent Accountants, PricewaterhouseCoopers LLP

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

A. 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       a. To include any Prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

       b. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

B. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the plan's annual report pursuant to 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

E. To submit the plan or amendment to the plan to the Internal Revenue Service (IRS) in a timely manner and to make all changes required by the IRS in order to qualify the plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and the State of New York, on December 21, 1999.

                                        AGWAY INC.
                                       (Registrant)



                                      By  /s/ Donald P. Cardarelli
                                     -------------------------------------
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                        (PRINCIPAL EXECUTIVE OFFICER)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                       TITLE                                   DATE
                  ---------                                       -----                                   ----
           /s/ Donald P. Cardarelli                  President and Chief Executive Officer            Dec. 21,1999
            (DONALD P. CARDARELLI)                        (Principal Executive Officer)



           /s/ Peter J. O'Neill                      Senior Vice President, Finance & Control         Dec. 21, 1999
              (PETER J. O'NEILL)                          (Principal Financial Officer and
                                                          Principal Accounting Officer)



           /s/ Gary K. Van Slyke                     Chairman of the                                  Dec. 21, 1999
             (GARY K. VAN SLYKE)                         Board and Director



           /s/ Andrew J. Gilbert                     Vice Chairman of the                             Dec. 21, 1999
              (ANDREW J. GILBERT)                         Board and Director



           /s/ Kevin B. Barrett                      Director                                         Dec. 21, 1999
              (KEVIN B. BARRETT)



           /s/ Keith H. Carlisle                     Director                                         Dec. 21, 1999
              (KEITH H. CARLISLE)



           /s/ D. Gilbert Couser                     Director                                         Dec. 21, 1999
              (D. GILBERT COUSER)

                                        5

                  SIGNATURE                                       TITLE                                DATE
                  ---------                                       -----                                ----
            /s/ Ralph H. Heffner                                Director                             Dec. 21, 1999
              (RALPH H. HEFFNER)



            /s/ Robert L. Marshman                              Director                             Dec. 21, 1999
             (ROBERT L. MARSHMAN)



            /s/ Jeffrey B. Martin                               Director                             Dec. 21, 1999
              (JEFFREY B. MARTIN)



            /s/ Samuel F. Minor                                 Director                             Dec. 21, 1999
               (SAMUEL F. MINOR)



            /s/ Richard K. Skellie                              Director                             Dec. 21, 1999
             (RICHARD K. SKELLIE)



            /s/ Carl D. Smith                                   Director                             Dec. 21, 1999
                (CARL D. SMITH)



            /s/ Thomas E. Smith                                 Director                             Dec. 21, 1999
               (THOMAS E. SMITH)



            /s/ Joel L. Wenger                                  Director                             Dec. 21, 1999
               (JOEL L. WENGER)



            /s/ Edwin C. Whitehead                              Director                             Dec. 21, 1999
             (EDWIN C. WHITEHEAD)



            /s/ William W. Young                                Director                             Dec. 21, 1999
              (WILLIAM W. YOUNG)


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and State of New York, on the

                                    AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN



                                    By                  /s/ Nels G. Magnuson
                                                           CHAIRMAN, EBPAC

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    EXHIBITS

                                   FILED WITH


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933





                                   AGWAY INC.



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                                  EXHIBIT INDEX


EXHIBIT NUMBER

 (4)     Agway Inc. Employees' Thrift Investment Plan, as amended

 (5)     Opinion of counsel, David M. Hayes, Esq.

(5.2)    Internal Revenue Service Determination Letter

(23.1)   Consent of Counsel, David M. Hayes, Esq. (Including in Exhibit 5)

(23.2)   Consent of Independent Accountants, Pricewaterhouse Coopers, LLP